AMENDMENT NO. 1

TO AMENDED AND RESTATED UNDERWRITING AGREEMENT

This AMENDMENT NO. 1 is made as of the 17th day of August 2018, to the Amended and Restated Underwriting Agreement dated as of April 30, 2010, between USAA MUTUAL FUNDS TRUST (the Trust), a statutory trust organized under the laws State of Delaware and having a place of business in San Antonio, Texas, and USAA INVESTMENT MANAGEMENT COMPANY (IMCO), a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas.

IMCO and the Trust agree to modify and amend the Amended and Restated Underwriting Agreement described above (Agreement) as follows:

1.SCHEDULE A. In order to remove references to the USAA First Start Growth Fund, which has been merged into the USAA Cornerstone Moderately Aggressive Fund, to remove references to the USAA California Money Market Fund, USAA New York Money Market Fund, USAA Virginia Money Market Fund, USAA Flexible Income Fund, USAA Real Return Fund, and USAA Total Return Strategy Fund, which have been closed and liquidated, and to add references to the USAA Extended Market Index Fund, USAA Nasdaq-100 Index Fund, and USAA S&P 500 Index Fund (together, the Index Funds), which, due to scrivener's error had been inadvertently omitted from prior versions, Schedule A to the Agreement, setting forth the series of the Trust covered by the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

2.RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

The parties acknowledge and agree that the Agreement has continued in effect for the Index Funds since the initial approval of the Agreement as it relates to each Index Fund, as the continuance of the Agreement subsequently has been approved by the Board of Trustees of the Trust, on behalf of each Index Fund, on an annual basis.

IN WITNESS WHEREOF, IMCO and the Trust have caused this Amendment No. 1 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST	USAA INVESTMENT MANAGEMENT COMPANY
By: /s/ Daniel S. McNamara	By: /s/ Brandon Carter
Daniel S. McNamara	Brandon Carter
President	President

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USAA MUTUAL FUNDS TRUST

UNDERWRITING AGREEMENT

SCHEDULE A

FUNDS COVERED BY THE UNDERWRITING AGREEMENT

Aggressive Growth Fund

Capital Growth Fund

California Bond Fund

Cornerstone Conservative Fund

Cornerstone Moderate Fund

Cornerstone Moderately Conservative Fund

Cornerstone Moderately Aggressive Fund

Cornerstone Aggressive Fund

Cornerstone Equity Fund

Emerging Markets Fund

Extended Market Index Fund

Global Equity Income Fund

Global Managed Volatility Fund

Government Securities Fund

Growth & Income Fund

Growth and Tax Strategy Fund

Growth Fund

High Income Fund

Income Stock Fund

Income Fund

Intermediate-Term Bond Fund

International Fund

Managed Allocation Fund

Money Market Fund

Nasdaq-100 Index Fund

New York Bond Fund

Precious Metals and Minerals Fund

S&P 500 Index Fund

Science & Technology Fund

Short-Term Bond Fund

Small Cap Stock Fund

Target Managed Allocation Fund

Target Retirement Income Fund

Target Retirement 2020 Fund

Target Retirement 2030 Fund

Target Retirement 2040 Fund

Target Retirement 2050 Fund

Target Retirement 2060 Fund

Tax Exempt Intermediate-Term Fund

Tax Exempt Long-Term Fund

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Tax Exempt Money Market Fund

Tax Exempt Short-Term Fund

Treasury Money Market Trust

Ultra Short-Term Bond Fund

Value Fund

Virginia Bond Fund

World Growth Fund

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